UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	SandRidge Energy, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on June 4, 2015.

(b)	Stockholders voted on the matters set forth below as follows:

(1)	Voting results for the election of Class III directors were as follows:

Name of Nominee	Number of Votes Cast For	Number of Votes Withheld	Number of Broker Non-votes

Everett R. Dobson	216,246,780	32,198,858	145,391,020

Alan J. Weber	243,312,007	5,133,631	145,391,020

Dan A. Westbrook	243,582,109	4,863,529	145,391,020

(2)	Voting results for the approval of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Company common stock to 1,800,000,000 shares from 800,000,000 shares, and to correspondingly increase the number of authorized shares of Company capital stock were as follows:

For	Against	Abstain	Number of Broker Non-votes

263,079,636	126,348,389	4,408,633	—

(3)	Voting results for the approval of an amendment to the SandRidge Energy, Inc. 2009 Incentive Plan to increase the number of shares of Company common stock issuable under the plan to 36,250,000 shares from 28,500,000 shares were as follows:

For	Against	Abstain	Number of Broker Non-votes

207,547,763	40,331,309	566,566	145,391,020

(4)	Voting results for the ratification of the appointment by the Audit Committee of the Board of Directors of the Company of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 were as follows:

For	Against	Abstain	Number of Broker Non-votes

384,722,856	6,595,655	2,518,147	—

(5)	Voting results for the approval, in a non-binding vote, of the compensation provided to the Company’s named executive officers were as follows:

For	Against	Abstain	Number of Broker Non-votes

206,528,804	15,222,784	26,694,050	145,391,020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: June 9, 2015	By:	/s/ Philip T. Warman
Philip T. Warman
Senior Vice President and Corporate Secretary